UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 17, 2008

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

          On November 14, 2008, KeyOn Communications Holdings, Inc., (“KeyOn” or the “Company”) entered into an Agreement and Plan of Merger (the "Merger Agreement") with Internet America, Inc. (“Internet America”), a Texas corporation and IA Acquisition, Inc. (“AcquisitionSub”), a Delaware corporation wholly owned by Internet America, pursuant to which AcquisitionSub will be merged with and into KeyOn with KeyOn continuing as the surviving corporation wholly-owned by Internet America (the “Merger”).

The Company and its shareholders will receive an aggregate of 16,155,906 shares of Internet America common stock in a stock-for-stock exchange for all outstanding shares of KeyOn common stock, pursuant to an S-4 Registration Statement. Upon completion of the Merger, KeyOn shareholders will own 45%, and Internet America shareholders will own 55%, of the aggregate number of shares of common and preferred stock of the Company outstanding. The ratio between the 16,155,906 shares of Internet America common stock and the number of shares of outstanding KeyOn common stock at the effective time of the Merger is referred to as the “Exchange Ratio”.

Internet America will assume all outstanding options issued as of July 28, 2008 to purchase shares, and warrants to purchase an aggregate of 281,875 shares, of KeyOn common stock, that are not otherwise exercised in accordance with their terms before the effective time of the Merger. Assumed options and warrants will become exercisable to purchase shares of Internet America common stock and will generally retain their same terms and conditions, except that the number of shares of Internet America common stock subject to such options and warrants, and the exercise price thereof, will each be adjusted by the Exchange Ratio.

The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The consummation of the Merger is subject to the approval of the holders of a majority of the outstanding shares of KeyOn (which KeyOn intends to obtain by written consent), effectiveness of the Form S-4 Registration Statement to be filed by the Company with the Securities and Exchange Commission, the expiration of 20 days after the mailing of the Information Statement/Prospectus to KeyOn shareholders, and other customary closing conditions. Each party to the Merger Agreement has rights to terminate that agreement if certain covenants of the other party are not performed or conditions to the closing are not met. A copy of the Merger Agreement has been filed as Exhibit 2.1 to this Form 8K Current Report and is incorporated herein by reference.

On November 18, 2008, KeyOn and Internet America issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FinancialStatements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger dated November 14, 2008 among KeyOn Communications Holdings, Inc., Internet America, Inc., and IA Acquisition, Inc.

99.1	Press release dated November 18, 2008.

SIGNATURESPursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: November 18, 2008	By:	/s/ Jonathan Snyder

Name: Jonathan Snyder
Title: Chief Executive Office